ARTICLES OF INCORPORATION

                                    OF

                          WILEY ROCK INCORPORATED


The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                               ARTICLE ONE
                                   NAME

The name of the corporation is Wiley Rock Incorporated.

                               ARTICLE TWO
                                LOCATION

The registered office of this corporation is at 5616 East 19th Avenue, Spokane, WA 99212, resident agent is Carson Registered Agents, Inc. at 200 North Stewart Street, Carson City, NV 89701.

                              ARTICLE THREE
                                 PURPOSE

This corporation is authorized to carry on any lawful business or enterprise.

                              ARTICLE FOUR
                             CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is 75,000,000 shares each with par value of $.001 (one tenth of a cent) per share.

                              ARTICLE FIVE
                                DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of directors is:

                            Kevin L. Nichols
                            5616 East 19th Avenue
                            Spokane, WA  99212

                              ARTICLE SIX
                     ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

                             ARTICLE SEVEN
                             INCORPORATORS

The name and address of the incorporator is: Kevin L. Nichols, 5616 East 19th Avenue, Spokane, WA 99212.

                             ARTICLE EIGHT
                          PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

                             ARTICLE NINE
                AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                              ARTICLE TEN
                           VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

IN WITNESS WHEREOF the undersigned, Kevin L. Nichols, for the purpose of forming a corporation under the laws of the State of Nevada, does make, file, and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, February 12, 1999.


INCORPORATOR:

                         By: /s/ Kevin L. Nichols
                             --------------------
                                 Kevin L. Nichols


STATE OF WASHINGTON
COUNTY OF SPOKANE

On February 12, 1999, Kevin L. Nichols, personally appeared before me, a notary public, and executed the above instrument.


                                   By: /s/Linda M. Coyne
                                       ----------------------
                                          Linda M. Coyne
                                          Signature of Notary




CERTIFICATE OF ACCEPTANCE
OF APPOINTMENT BY RESIDENT AGENT

Kimberly Terminel hereby certifies that on February 16, 1999, she, on behalf of Carson Registered Agents, Inc., accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957.

IN WITNESS WHEREOF, I have hereunto set my hand this February 16, 1998.


                                     By: /s/Kimberly Terminel
                                         --------------------
                                            Kimberly Terminel